Certifications Under Section 906
Of the Sarbanes-Oxley Act Of 2002
Mary Ann B. Wirts, President (Principal Executive Officer) of The Glenmede Portfolios (the “Registrant”), certifies to the best of her knowledge that:
1.	The Registrant’s periodic report on Form N-CSR for the year ended October 31, 2015 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Mary Ann B. Wirts
Mary Ann B. Wirts
President
(Principal Executive Officer)
The Glenmede Portfolios

Date:	January 6, 2016
Kent E. Weaver, Treasurer (Principal Financial Officer) of The Glenmede Portfolios (the “Registrant”), certifies to the best of his knowledge that:
1.	The Registrant’s periodic report on Form N-CSR for the year ended October 31, 2015 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Kent E. Weaver
Kent E. Weaver
Treasurer
(Principal Financial Officer)
The Glenmede Portfolios

Date:	January 6, 2016
These certifications are being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C Section 1350 and are not being filed as part of the Form N-CSR with the Commission.